UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2013

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 29, 2013, Radisys Corporation (the “Company” or “Radisys”) entered into a Second Amended and Restated Loan and Security Agreement with Silicon Valley Bank (“SVB”) to replace the Company's existing line of credit with SVB (the “Credit Agreement”).

The Credit Agreement provides a $40 million secured revolving line of credit with a stated maturity date of July 28, 2016. The secured revolving credit facility is available for cash borrowings and is subject to a borrowing formula based upon eligible accounts receivable and EBITDA (as defined in the Credit Agreement) non-formula thresholds. Eligible accounts receivable include 80% of domestic and 65% of foreign accounts receivable (70% in certain cases) for the Company and its U.S. subsidiaries, limited to concentration by certain customers, not greater than 60 days past due and no greater than 120 days from original invoice date. EBITDA non-formula availability is $15.0 million when two rolling quarters EBITDA is $9.0 million or greater and $10.0 million when two rolling quarters EBITDA is $6.0 million or greater but less than $9.0 million.

Borrowings under the Credit Agreement bear interest based on a Debt/EBITDA Ratio (as defined in the Credit Agreement) that (i) excludes subordinated debt and the Company's 4.50% convertible senior notes due 2015 (the “2015 Notes”) and (ii) provides that EBITDA is calculated on a rolling four quarters basis. The calculation of interest under the Credit Agreement is as follows: Debt/EBITDA Ratio less than 2.0:1.0 -prime rate or libor plus 2.00%; Debt/EBITDA Ratio less than 3.0:1.0, but more than or equal to 2.0:1.0 - prime rate or libor plus 2.25%; and Debt/EBITDA Ratio more than or equal to 3.0:1.0 - prime rate or libor plus 2.50%.

The Company is required to make interest payments monthly. The Company was further required to pay a commitment fee equal to $35,000 on the original closing date of the Credit Agreement and annually thereafter and to pay quarterly in arrears an unused facility fee based on the Debt/EBITDA Ratio as follows: Debt/EBITDA Ratio less than 2.0:1.0 - 0.375% per year of the unused amount of the facility; and Debt/EBITDA Ratio of 2.0:1.0 or greater - 0.50% per year of the unused amount of the facility.

The Credit Agreement requires the Company to make and maintain certain financial covenants, representations, warranties and other agreements that are customary in credit agreements of this type. The Credit Agreement also contains customary events of default, including nonpayment of principal or interest, violations of covenants, cross default, bankruptcy and material judgments.

The Credit Agreement requires the Company to maintain compliance with the following specific financial covenants:

•
Minimum two quarter rolling EBITDA as follows: $4.0 million for the quarters ending through March 31, 2014; $6.0 million for the quarters ending June 30, 2014, September 30, 2014, and December 31, 2014; and $9.0 million beginning with the quarter ending March 31, 2015 and thereafter. In addition to certain items previously excludable from the calculation of EBITDA per the previous secured revolving credit facility with SVB, the Company may exclude certain non-cash restructuring charges and up to $12.0 million in cumulative cash restructuring charges during 2013 and 2014 combined.

•	Capital expenditures may not exceed $11.0 million in 2013 and $8.0 million annually thereafter.

•
Minimum monthly liquidity ratio of 1.25 at the end of intra-quarter months and 1.5 at the end of calendar quarter end month. Liquidity is defined as cash, cash equivalents and short term investments (with cash and cash equivalents held by the Company's foreign subsidiaries not to exceed $10.0 million and excluding any investments held by the Company's foreign subsidiaries) plus eligible accounts receivable, divided by the sum of outstanding obligations to SVB. Additionally, beginning September 30, 2014 until repayment of the 2015 Notes, (i) the Company must maintain a minimum cash balance of $18.0 million and (ii) immediately after giving pro forma effect to the payment of the 2015 Notes as if such payment occurred on September 30, 2014, the Company must maintain compliance with the liquidity covenant.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

The information in this Item 2.02 and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or any proxy statement or report or other document we may file with the Securities Exchange Commission (“SEC”), regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such filing.

On July 30, 2013, the Company issued a press release, and accompanying presentation, announcing its results for the fiscal quarter ended June 30, 2013. A copy of the press release is attached hereto as Exhibit 99.1.

The Company's press release and accompanying presentation contain forward-looking statements, including statements about the Company's business strategy, financial outlook and expectations for the third and fourth quarters of 2013 and statements related to expense savings or reductions, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company's dependence on certain customers and high degree of customer concentration, (b) the Company's use of a single contract manufacturer for a significant portion of the production of our products, (c) the anticipated amount and timing of revenues from design wins due to the Company's customers' product development time, cancellations or delays, (d) matters affecting the embedded systems industry, including changes in industry standards, changes in customer requirements and new product introductions, (e) fluctuations in currency exchange rates, changes in tariff and trade policies and other risks associated with foreign operations, (f) actions by regulatory agencies and other third parties, (g) the Company's ability to successfully manage the transition from 10G to 40G ATCA product technologies, (h) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (i) cash generation and (j) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2012 and in Radisys' subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein or in the press release will be achieved. All information in the press release is as of July 30, 2013. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) purchase accounting adjustments, (b) amortization of acquired intangible assets, (c) stock-based compensation expense, (d) restructuring and acquisition-related charges (reversals), net, (e) impairment of goodwill and (f) income taxes. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-

GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the table set forth in the press release. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION
Date:	July 30, 2013	By:	/s/ Allen Muhich
Allen Muhich
Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Loan and Security Agreement, dated July 29, 2013, between Radisys Corporation and Silicon Valley

99.1	Press Release, dated July 30, 2013.